SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

         Filed by the registrant  [ X ]

         Filed by a party other than the registrant  [   ]

         Check the appropriate box:

         [   ]    Preliminary proxy statement

         [ X ]    Definitive proxy statement

         [   ]    Definitive additional materials

         [   ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                          UCI MEDICAL AFFILIATES, INC.
                (Name of Registrant as Specified in Its Charter)




         Payment of Filing Fee:

         [ X ]    No fee required.

                          UCI MEDICAL AFFILIATES, INC.
                          1901 Main Street, Suite 1200
                                 Mail Code 1105
                         Columbia, South Carolina 29201


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 21, 1997


         Notice is hereby given that the Annual Meeting of Shareholders of UCI Medical Affiliates, Inc. will be held at the Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina on Wednesday, May 21, 1997, at 10:00 a.m., for the following purposes:

         (1)      To elect two members to the Board of Directors;

         (2) To ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending September 30, 1997; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders whose names appeared of record on the books of the Company at the close of business on April 1, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy in the enclosed envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked at any time before it is exercised.


By Order of the Board of Directors,

M. F. McFarland, III, M.D.
Chairman of the Board

Columbia, South Carolina
April 14, 1997

                          UCI MEDICAL AFFILIATES, INC.
                          1901 MAIN STREET, SUITE 1200
                                 MAIL CODE 1105
                         COLUMBIA, SOUTH CAROLINA 29201


                                 PROXY STATEMENT

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of UCI Medical Affiliates, Inc. (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the Adam's Mark Hotel, 1200 Hampton Street, Columbia, South Carolina, on Wednesday, May 21, 1997, at 10:00 a.m., and at any adjournment thereof. The purposes of the Annual Meeting are (1) to elect two directors to the Company's Board of Directors, (2) to ratify the appointment of Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending September 30, 1997; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 14, 1997.

         Any shareholder who executes the form of proxy referred to in this Proxy Statement may revoke it at any time before it is exercised. The proxy may be revoked by either giving written notice to the Secretary of the Company of such revocation, or by executing and delivering to the Secretary of the Company a proxy bearing a later date. The voting of such proxy will be suspended if the person executing the proxy attends the Annual Meeting and elects to vote in person. Whether or not you plan to attend, you are urged to sign and return the enclosed proxy.

         The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone or telegram. No compensation will be paid for such solicitations. In addition, the Company may request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward the Company's proxy solicitation materials to the beneficial owners of the Company's common stock, $0.05 par value (the "Common Stock"), held of record by such entities, and the Company will reimburse their reasonable forwarding expenses.


VOTING SECURITIES OUTSTANDING

         The Board of Directors has fixed the close of business on April 1, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof. As of the Record Date, there were 4,807,803 issued and outstanding shares of the Common Stock held of record by approximately

652 shareholders. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting, and there are no other outstanding shares of capital stock of the Company eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company's Restated Certificate of Incorporation. Consequently, each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. Except for the election of directors, for each matter specified in this Proxy Statement to be submitted for shareholder approval at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present in person or by proxy and entitled to vote and, therefore, will have the effect of a vote against the matter. Broker non-votes will be considered shares not present for this purpose and will have no effect on the outcome of the vote.

         The Bylaws of the Company provide that the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting or any adjournment thereof. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining if a quorum is present at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders holding a majority of the shares of Common Stock entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened Annual Meeting in person or by mail, telephone or telegraph. At any such reconvened Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock of the Company as of the Record Date. Information is presented for (i) shareholders owning more than five percent of the outstanding Common Stock, (ii) each director and executive officer of the Company, individually, and (iii) all directors and executive officers of the Company, as a group. Except as otherwise specified, each of the shareholders named in the table has indicated to the Company that such shareholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by that shareholder. Beneficial ownership reflected in the table below is determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options currently exercisable or convertible, or exercisable or convertible within sixty days, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.


NAME (1)                                                          NUMBER OF SHARES
                                                                 BENEFICIALLY OWNED              PERCENTAGE
-------------                                                  ------------------------       -----------------
Blue Cross and Blue Shield of South Carolina.........                  2,224,623  (2)                   46.27%
M.F. McFarland, III, M.D.............................                    543,629  (3)                   11.26%
D. Michael Stout, M.D................................                    258,860  (4)                    5.37%
Harold H. Adams, Jr..................................                      2,000                     *
Charles P. Cannon....................................                        -0-                    -0-
Thomas G. Faulds.....................................                        -0-                    -0-
Russell J. Froneberger...............................                      2,000                     *
Ashby M. Jordan, M.D.................................                        -0-                    -0-
Jon G. Keith.........................................                        -0-                    -0-
Jitendra Mehta.......................................                     10,000  (5)                *
Charles M. Potok.....................................                        -0-                    -0-
Jerry F. Wells, Jr...................................                     21,666  (6)                *
All current directors and executive officers
   as a group (11 persons)...........................                    838,155
------------

*        Amount represents less than 1.0%.

(1) The address of Blue Cross and Blue Shield of South Carolina is I-20 at Alpine Road, Columbia, South Carolina 29219. The address of Dr.
         McFarland and Dr. Stout is 1901 Main St., Suite 1200, Mail Code 1105, Columbia, South Carolina 29201.

(2) Shares are held of record by Companion HealthCare Corporation (2,006,442 shares) and Companion Property and Casualty Insurance Co. (218,181 shares), each of which is a wholly-owned subsidiary of Blue Cross and Blue Shield of South Carolina.

(3) Includes 21,667 shares which may be acquired pursuant to the exercise of stock options.

(4) Includes 10,000 shares which may be acquired pursuant to the exercise of stock options.

(5) Includes 10,000 shares which may be acquired pursuant to the exercise of stock options.

(6) Includes 21,666 shares which may be acquired pursuant to the exercise of stock options.


         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and officers to file reports of holdings and transactions in the Company's Common Stock with the SEC. On the basis of Company records and other information, the Company believes that all SEC filing requirements under Section 16(a) of the Act applicable to its officers and directors with respect to the Company's fiscal year ended September 30, 1996 were complied with.

EXECUTIVE OFFICERS AND DIRECTORS

         Set forth below are the age and certain other biographical information with respect to each of the current executive officers and directors of the Company.

         M.F. MCFARLAND, III, M.D., 48, has served as Chairman of the Board and Chief Executive Officer of the Company since January 1987, as President of the Company since November 1993, and as a director of the Company since September 1984. From September 1984 until January 1987, he served as Vice President of the Company. He served as Associate Professional Director of the Emergency Department of Richland Memorial Hospital in Columbia, South Carolina from 1978 to 1981 and as President of the South Carolina Chapter of the American College of Emergency Physicians in 1979. Dr. McFarland is currently a member of the Columbia Medical Society, the South Carolina Medical Association and the American Medical Association. In November 1992, a voluntary proceeding under Chapter 11 of the United States Bankruptcy Code was filed with respect to Dr. McFarland. Dr. McFarland's term as a director expires at the forthcoming Annual Meeting, and he has been nominated by the Board of Directors for election as a director at the forthcoming Annual Meeting.

         JON G. KEITH, 48, Executive Vice President and Chief Operating Officer, joined the Company in January 1997. Prior to that time, Mr. Keith served as Vice President for Corporate Services and Vice President for Administration for Baptist Healthcare System of South Carolina and Baptist Medical Center from 1985 until January 1997. Mr. Keith is a Diplomate with the American College of Healthcare Executives and a member of the Medical Group Management Association.

         JERRY F. WELLS, JR., 34, Executive Vice President of Finance and Chief Financial Officer, joined the Company in February 1995. As of December 18, 1996, Mr. Wells is serving as Corporate Secretary of the Company. Prior to joining the Company, he served as a Senior Manager and consultant for Price Waterhouse LLP from 1985 until February 1995. Mr. Wells is a certified public accountant and is a member of the American Institute of Certified Public Accountants, the South Carolina Association of Certified Public Accountants and the North Carolina CPA Association.

         D. MICHAEL STOUT, M.D., 52, Executive Vice President of Medical Affairs, joined the Company in 1983. Dr. Stout is Board Certified in Emergency Medicine and is a member of the American College of Emergency Physicians, the American College of Physician Executives, the Columbia Medical Society, the South Carolina Medical Association and the American Medical Association.

         JITENDRA S. MEHTA, 46, Executive Vice President of Development and Procurement of the Company joined the Company in November 1993. Prior to that time, he served as Partner and Vice President of Citrus Diagnostic Center from 1990 to November 1993, as Business Director of Multispecialty Clinic in Maryland from 1985 to 1989. Mr. Mehta is a member of the American Registry for Radiological Technology and the Nuclear Medicine Technologist Certification Board.

         HAROLD H. ADAMS, JR., 49, has served as a director of the Company since June 1994 and as President and owner of Adams and Associates International, Adams and Associates, and Southern Insurance Managers since June 1992. Mr. Adams served as President of Adams Eaddy & Associates, an independent insurance agency, from 1980 to 1992. Mr. Adams has been awarded the Chartered Property Casualty Underwriter designation and is a member of the President's Board of Visitors of Charleston Southern University in Charleston, South Carolina. Mr. Adams' term as a director expires at the Company's 1999 Annual Meeting of Shareholders.

         CHARLES P. CANNON, 46, has served as a director of the Company since September 1995 and as Vice President, Corporate Controller and Assistant Treasurer for Blue Cross and Blue Shield of South Carolina ("BCBS") since April 1988 and as Assistant Treasurer for its subsidiary, Companion HealthCare Corporation ("CHC"), since April 1988 and Director of CHC since May 1996. Prior to joining BCBS in April 1988, he was a Senior Manager and consultant for Price Waterhouse LLP for eleven years. Mr. Cannon is a member of the American Institute of Certified Public Accountants, the South Carolina Association of Certified Public Accountants, the Institute of Management Accountants and the Tennessee Society of Certified Public Accountants. Mr. Cannon's term as a director expires at the Company's 1998 Annual Meeting of Shareholders.

         THOMAS G. FAULDS, 55, has served as a director of the Company since August 1996 and as Executive Vice President for BCBS since October 1991. Mr. Faulds has been with BCBS since March 1972 and has served in key senior management positions in government programs, information systems and operations. Mr. Faulds' term as a director expires at the Company's 1999 Annual Meeting of Shareholders.

         RUSSELL J. FRONEBERGER, 51, has served as a director of the Company since June 1994 and as President of Global Consulting, a multinational marketing and financial consulting firm, since 1991. Mr. Froneberger has over 29 years of international corporate finance and marketing experience, having been associated with Manufacturers Hanover Trust Company from 1967 to 1972, and South Carolina National Bank, where he served as Senior Vice President of Marketing and Corporate Development Relations from 1972 to 1991. Mr. Froneberger's term as a director expires at the Company's 1998 Annual Meeting of Shareholders.

         ASHBY M. JORDAN, M.D., 58, has served as a director of the Company since August 1996 and as Vice President of Medical Affairs of BCBS since December 1986. Prior to BCBS, Dr. Jordan was the Vice President of Medical Affairs for CIGNA HealthPlan of South Florida,

Inc. Dr. Jordan is Board Certified by the American Board of Pediatrics. Dr. Jordan's term as a director expires at the Company's 1998 Annual Meeting of Shareholders.

         CHARLES M. POTOK, 48, has served as a director of the Company since September 1995 and as Executive Vice President and Chief Operating Officer of Companion Property and Casualty Insurance Company ("CP&C") since March 1984. Mr. Potok is an Associate of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Prior to joining CP&C, Mr. Potok served as Chief Property and Casualty Actuary and Director of the Property and Casualty Division of the South Carolina Department of Insurance. Mr. Potok's term as a director expires at the forthcoming Annual Meeting, and he has been nominated by the Board of Directors for election as a director at the forthcoming Annual Meeting.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS


         Two directors are to be elected at the Annual Meeting. The Company's Restated Certificate of Incorporation provides for a classified Board of Directors so that, as nearly as possible, one-third of the Company's Board of Directors is elected each year to serve a three-year term. Currently, the Board of Directors consists of seven directorships with staggered terms expiring at the forthcoming Annual Meeting and at the Annual Meetings of Shareholders in 1998 and 1999. M.F. McFarland, III, M.D. and Charles M. Potok are the directors whose terms as directors expire at the forthcoming Annual Meeting. Dr. McFarland and Mr. Potok have been nominated by the Board of Directors for reelection as directors at the forthcoming Annual Meeting for terms expiring at the 2000 Annual Meeting of Shareholders.

         In accordance with the Bylaws of the Company, those nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) at the Annual Meeting will be elected to the Board of Directors. Accordingly, directions to withhold authority and broker non-votes will have no effect on the outcome of the vote. The Company's Restated Certificate of Incorporation does not allow for cumulative voting in the election of directors.

         The persons named in the accompanying proxy have been designated by the Board of Directors and, unless authority is specifically withheld, they intend to vote for the election of the nominees listed above. A shareholder executing the enclosed proxy may vote for the nominees or may withhold such vote from the nominees. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such shareholder's specifications. Although it is not contemplated that the nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy will have the authority to vote for the election of another person in accordance with their best judgment.

         THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.


BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company had a total of four regular meetings and three special meetings during the Company's fiscal year ended September 30, 1996. No director attended fewer than 75% of the total of such Board meetings and the meetings of the committees upon which the director served. Among the standing committees established by the Board of Directors are a Compensation Committee, an Audit Committee, and a Revenue Enhancement Committee.

         The Compensation Committee consists of Messrs. Adams, Cannon, Froneberger and Potok. This Committee monitors the Company's executive compensation plan, practice and policies, including all salaries, bonus awards and fringe benefits, and makes recommendations to the Board of Directors with respect to changes in existing executive compensation plans and the formation and adoption of new executive compensation plans. This Committee met one time during the Company's fiscal year ended September 30, 1996.

         The Audit Committee consists of Messrs. Adams and Cannon. This Committee recommends to the Board of Directors the engagement of the independent auditors for the Company, determines the scope of the auditing of the books and accounts of the Company, reviews the reports submitted by the auditors, examines procedures employed in connection with the Company's internal control structure, undertakes certain other activities related to the fiscal affairs of the Company and makes recommendations to the Board of Directors as may be appropriate. As this Committee was formed on December 18, 1996, this Committee did not meet during the Company's fiscal year ended September 30, 1996.

         The Revenue Enhancement Committee consists of Messrs. Adams, Faulds, Froneberger and Potok. This Committee monitors the Company's ancillary and complementary services, and makes recommendations to the Board of Directors with respect to changes in such existing services. As this Committee was formed on December 18, 1996, this Committee did not meet during the Company's fiscal year ended September 30, 1996.


                             MANAGEMENT COMPENSATION

COMPENSATION OF DIRECTORS

         Non-employee Directors of the Company are paid a fee of $500 for attendance at each meeting of the Board of Directors. Directors of the Company are also reimbursed by the Company for all out-of-pocket expenses reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the Board of Directors. During the fiscal year ended September 30, 1996, the Company adopted a Non-Employee Director Stock Option Plan (the "1996 Non-Employee Plan"). The 1996 Non-Employee Plan provides for the granting of options to two non-employee directors for the purchase of 10,000 shares of the Company's Common Stock at the fair market value as of the date of grant. Under this plan, 5,000 options were issued to Harold H. Adams, Jr. and 5,000 options were issued to Russell J. Froneberger. These options are exercisable during the period commencing on March 20, 1999 and ending on March 20, 2006. At September 30, 1996, there were stock options outstanding under the 1996 Non-Employee Plan for 10,000 shares, none of which were exercisable.

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation earned during fiscal year ended September 30, 1996 and during each of the two prior fiscal years by the Company's President and Chief Executive Officer and the executive officers of the Company whose annual compensation from the Company exceeded $100,000 for all services provided to the Company, UCI Medical Affiliates of South Carolina, Inc. ("UCI-SC"), and Doctor's Care, P.A. (the "P.A."). No other executive officer of the Company, UCI-SC or the P.A. earned compensation in excess of $100,000 for services provided to the Company, UCI-SC or the P.A. in any of the three fiscal years reflected below.


                           SUMMARY COMPENSATION TABLE



                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                               ------------------
                                            ANNUAL COMPENSATION                   SECURITIES
                                 ------------------------------------------       UNDERLYING               ALL OTHER
NAME AND PRINCIPAL POSITION        FY        SALARY(1)         BONUS(1)             OPTIONS             COMPENSATION(2)
                                 -------- ----------------- ---------------    ------------------      -------------------
M.F. McFarland, III, M.D.         1996       $ 315,000 (3)   $  63,500 (4)          30,000                  $  7,368
CHAIRMAN, PRESIDENT AND           1995         194,616 (3)     145,000 (4)          35,000                     6,818
CHIEF EXECUTIVE OFFICER           1994         160,000 (3)     101,000 (4)               0                     6,928

D. Michael Stout, M.D.            1996        $198,316 (5)    $      0 (6)          10,000                         0
EXECUTIVE VICE PRESIDENT OF       1995         157,600 (5)      32,000 (6)          20,000                         0
MEDICAL AFFAIRS                   1994         150,394 (5)      30,000 (6)               0                         0

(1) AMOUNTS INCLUDED UNDER THE HEADING "SALARY" AND "BONUS" INCLUDE COMPENSATION FROM BOTH UCI-SC AND THE P.A.

(2) AMOUNTS INCLUDED UNDER THE HEADING "ALL OTHER COMPENSATION" INCLUDE PREMIUMS FOR LONG TERM DISABILITY AND LIFE INSURANCE PROVIDED BY THE COMPANY FOR THE BENEFIT OF DR. MCFARLAND.

(3) FOR SERVICES PERFORMED BY DR. MCFARLAND FOR UCI-SC, A WHOLLY-OWNED SUBSIDIARY OF THE COMPANY, DR. MCFARLAND RECEIVED AN ANNUAL SALARY OF $157,500 DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1996. DR. MCFARLAND SERVED WITHOUT COMPENSATION FROM UCI-SC FOR HIS SERVICES DURING THE FISCAL YEARS ENDED SEPTEMBER 30, 1995 AND 1994. FOR SERVICES PERFORMED BY DR. MCFARLAND FOR THE P.A., AN AFFILIATED PROFESSIONAL ASSOCIATION THAT CONTRACTS WITH UCI-SC TO PROVIDE ALL MEDICAL SERVICES AT THE COMPANY'S MEDICAL FACILITIES, DR. MCFARLAND RECEIVED AN ANNUAL SALARY OF $157,500, $194,616 AND $160,000 FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994, RESPECTIVELY.

(4) PURSUANT TO THE EMPLOYMENT AGREEMENT DATED OCTOBER 1, 1995 BETWEEN UCI-SC AND DR. MCFARLAND, UCI-SC ACCRUED AN INCENTIVE BONUS DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 PAYABLE TO DR. MCFARLAND OF $63,500, AND MADE NO PAYMENTS TO DR. MCFARLAND AGAINST THE ACCRUED BONUS. THE P.A. ACCRUED BONUSES PAYABLE TO DR. MCFARLAND DURING THE FISCAL YEARS ENDED SEPTEMBER 30, 1995 AND 1994 OF $145,000 AND $101,000, RESPECTIVELY. DR. MCFARLAND RECEIVED DRAWS FROM THE P.A. OUT OF PREVIOUSLY ACCRUED BONUSES OF $120,000, $167,430 AND $183,500 DURING THE FISCAL YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994, RESPECTIVELY.

(5) FOR SERVICES PERFORMED BY DR. STOUT FOR UCI-SC, DR. STOUT RECEIVED AN ANNUAL SALARY OF $45,833 DURING THE FISCAL YEAR ENDED SEPTEMBER 30, 1996. DR. STOUT SERVED WITHOUT COMPENSATION FROM UCI-SC FOR HIS SERVICES DURING THE FISCAL YEARS ENDED SEPTEMBER 30, 1995 AND 1994. FOR SERVICES PERFORMED BY DR. STOUT FOR THE P.A., DR. STOUT RECEIVED AN ANNUAL SALARY OF $152,483, $157,600 AND $150,394 FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994, RESPECTIVELY.

(6) THE P.A. ACCRUED AND PAID BONUSES TO DR. STOUT OF ZERO, $32,000 AND $30,000 DURING THE FISCAL YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994, RESPECTIVELY.

OPTION GRANTS

         The following table sets forth certain information with respect to options to purchase Common Stock granted during the fiscal year ended September 30, 1996 to certain of the Company's executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                                        NUMBER OF
                                       SECURITIES         PERCENT OF TOTAL
                                       UNDERLYING          OPTIONS GRANTED        EXERCISE OR
                                         OPTIONS            TO EMPLOYEES          BASE PRICE            EXPIRATION
             NAME                        GRANTED             IN FY 1996            PER SHARE               DATE
--------------------------------     ----------------    --------------------    --------------     -------------------
M.F. McFarland, III, M.D.                30,000                   21.35%            $ 4.40          Dec. 13, 2005
CHAIRMAN, PRESIDENT AND CHIEF
EXECUTIVE OFFICER

D.    Michael Stout, M.D.                10,000                     7.12%             4.00          Dec. 13, 2005
EXECUTIVE VICE PRESIDENT OF
MEDICAL AFFAIRS

FISCAL YEAR-END OPTION VALUES

         The following table sets forth certain information with respect to unexercised options to purchase Common Stock held at September 30, 1996. None of the named executive officers exercised any options during the fiscal year ended September 30, 1996.

                       1996 FISCAL YEAR-END OPTION VALUES

                                      NUMBER OF SECURITIES UNDERLYING                    VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS AT 09/30/96              IN-THE-MONEY OPTIONS AT 09/30/96
                                  ----------------------------------------     -----------------------------------------
                                     EXERCISABLE           UNEXERCISABLE          EXERCISABLE           UNEXERCISABLE
                                  ------------------     ------------------    ------------------     ------------------
M.F. McFarland, III, M.D.              21,667                 43,333                 $         0          $         0
CHAIRMAN, PRESIDENT AND
CHIEF EXECUTIVE OFFICER

D.    Michael Stout, M.D.              10,000                 20,000                      1,666                3,334
EXECUTIVE VICE PRESIDENT OF
MEDICAL AFFAIRS

                              CERTAIN TRANSACTIONS

AGREEMENTS WITH DOCTOR'S CARE

         GENERAL. All of the Company's operations are conducted through its wholly-owned subsidiary, UCI-SC, which as of March 31, 1997 operates a network of 29 freestanding primary care medical centers (the "Centers") located throughout South Carolina, substantially all of which conduct business under the name "Doctor's Care." In order to comply with prohibitions against corporations other than professional medical associations providing medical care, all medical services at these medical facilities are provided by or under the supervision of the P.A. The P.A. is wholly-owned by M.F. McFarland, III, M.D., the Company's Chairman, President and Chief Executive Officer and a principal shareholder of the Company.

         FACILITIES AGREEMENT. Pursuant to a Facilities Agreement between UCI-SC and the P.A. (the "Facilities Agreement"), UCI-SC supplies to the P.A. the facilities, equipment and assets of the Centers as well as such non-medical personnel as are reasonably required by the P.A. in the operation of the Centers. In exchange, the P.A. provides the necessary staffing for the performance of medical services at the Centers, including a physician to serve as Executive Medical Director having overall responsibility for the operations of the Centers. From the fees paid each month to the P.A. for services rendered at the Centers, the P.A. retains an amount equal to the cost of all narcotic drugs purchased by the P.A. during the month and an amount sufficient to satisfy the payroll and related personnel costs of the P.A. for physicians and other medical providers at the Centers, with the balance of the fees paid to UCI-SC. During the

Company's fiscal years ended September 30, 1996, 1995 and 1994, the P.A. received an aggregate of approximately $23,254,000, $17,987,000 and $12,540,000, respectively, in fees prior to deduction by the P.A. of its payroll and other related deductible costs covered under the Facilities Agreement. For accounting purposes, the operations of the P.A. are combined with the operations of the Company and are reflected in the consolidated financial statements of the Company. Pursuant to the employment agreement between the P.A. and Dr. McFarland, Dr. McFarland serves as Executive Medical Director of the Centers, and is paid an annual salary for his services in such position. Refer to footnotes (3) and (4) of the Summary Compensation Table for compensation paid to Dr. McFarland by the P.A. during the fiscal years ended September 30, 1996, 1995 and 1994. Pursuant to the employment agreement between the P.A. and Dr. Stout, Dr. Stout provides medical services to the P.A., and is paid an annual salary for such services. Refer to footnotes (5) and (6) of the Summary Compensation Table for compensation paid to Dr. Stout by the P.A. during the fiscal years ended September 30, 1996, 1995 and 1994. In September 1994, the Facilities Agreement was renewed for an additional five year term. In January 1995, the Facilities Agreement was modified to provide UCI-SC with certain rights to terminate the Facilities Agreement (a) upon the death of Dr. McFarland, (b) upon Dr. McFarland ceasing to own, either directly or indirectly, a controlling interest in the P.A., or (c) upon Dr. McFarland becoming a "disqualified person" as defined by the South Carolina Business Corporation Act of 1988, as amended.

         REFUND AGREEMENT. Pursuant to a Facilities Fee Refund Agreement (the "Refund Agreement") entered into among the Company, UCI-SC and the P.A., the P.A. was entitled to receive a refund of a portion of the fees payable to UCI-SC under the Facilities Agreement with respect to fourteen of the Centers. The Refund Agreement was terminated effective October 1, 1995. During the Company's fiscal year ended September 30, 1996, UCI-SC made payments to the P.A. of $120,000 against accumulated refunds payable. During the Company's fiscal year ended September 30, 1995, UCI-SC accrued total refunds payable to the P.A. under the Refund Agreement of $177,000, and made payments of approximately $200,000 against accumulated refunds payable. At September 30, 1996 and 1995, UCI-SC had refunds payable to the P.A. of approximately $156,000 and $276,000, respectively.

FACILITY LEASES

         UCI-SC leases six medical center facilities from Companion HealthCare Corporation ("CHC") and one medical center facility from Companion Property and Casualty Insurance Company ("CP&C") under operating leases with fifteen year terms expiring in 2008, 2009 and 2010. Each of these leases has a five year renewal option, and a rent guarantee by the P.A. One of the leases has a purchase option allowing UCI-SC to purchase the facility at fair market value after February 1, 1995. Total lease payments made by UCI-SC under these leases during the Company's fiscal years ended September 30, 1996, 1995 and 1994 were $306,178, $271,100, and $205,901, respectively.

         Several of the medical center facilities operated by UCI-SC are leased or were leased from entities owned or controlled by certain related parties.

(bullet) The Doctor's Care Northeast facility is leased from a partnership in which Dr. McFarland is a general partner. The lease was renewed in October 1994 for a five year term. The lease has two five year renewal options and provides UCI-SC with an option to purchase the facility at its fair market value after October 1995. Total lease payments made by UCI-SC under this lease during the fiscal years ended September 30, 1996, 1995 and 1994 were $45,600, $45,600 and $42,696, respectively, plus utilities and real estate taxes.

(bullet) The Doctor's Care Lexington and the Doctor's Care Forest Acres facilities were leased from a general partnership in which Dr. McFarland and Dr. Stout were general partners. The Doctor's Care Lexington and the Doctor's Care Forest Acres facilities were sold in February 1996 and August 1995, respectively, to unrelated third parties who lease them to the Company. Total lease payments made by UCI-SC under these two leases during the fiscal years ended September 30, 1996, 1995 and 1994 were $14,125, $90,000 and $75,166, respectively, plus utilities and real estate taxes.

(bullet) The Doctor's Care West Columbia and the Doctor's Care Beltline facilities were leased from a general partnership in which Dr. McFarland and Dr. Stout were general partners. Both of these centers' facilities were sold in May 1996 to unrelated third parties who lease them to the Company. Total lease payments made by UCI-SC under these two leases during the fiscal years ended September 30, 1996, 1995 and 1994 were $46,516, $84,000 and $87,000, respectively, plus utilities and real estate taxes. In connection with its agreement to lease these two facilities, UCI-SC guaranteed the lessor's mortgage debt relating to the two facilities. At September 30, 1996, 1995 and 1994 the outstanding balance of such debt was zero, $382,697 and $386,110, respectively, plus utilities and real estate taxes.

(bullet) The Doctor's Care Lugoff facility was leased directly from Dr.
         McFarland. This facility was sold in May 1996 to an unrelated third party who leases it to the Company. Total lease payments made by UCI-SC under this lease during the fiscal years ended September 30, 1996, 1995 and 1994 were $16,613, $24,666 and $23,333, respectively, plus utilities and real estate taxes.

         Five of the medical center facilities operated by UCI-SC are leased from various physician employees of the P.A., pursuant to applicable acquisition agreements.

(bullet) Lease payments made by UCI-SC for the Doctor's Care Myrtle Beach facility during the fiscal years ended September 30, 1996, 1995 and 1994 were $63,600, $63,600 and $10,600, respectively, plus utilities and real estate taxes.

(bullet) Lease payments made by UCI-SC for the Doctor's Care Family Medical
         Center facility during the fiscal years ended September 30, 1996, 1995 and 1994 were $54,000, $40,500 and zero, respectively, plus utilities and real estate taxes.

(bullet) Lease payments made by UCI-SC for the Doctor's Care Waccamaw facility during the fiscal years ended September 30, 1996, 1995 and 1994 were $48,000, $36,000 and zero, respectively, plus utilities and real estate taxes.

(bullet) Lease payments made by UCI-SC for the Doctor's Care Berea facility during the fiscal years ended September 30, 1996, 1995 and 1994 were $10,100, zero and zero, respectively, plus utilities and real estate taxes.

(bullet) Lease payments made by UCI-SC for the Doctor's Care Wateree facility during the fiscal years ended September 30, 1996, 1995 and 1994 were $14,245, zero and zero, respectively, plus utilities and real estate taxes.

OTHER TRANSACTIONS WITH RELATED COMPANIES

         Blue Cross Blue Shield of South Carolina ("BCBS") owns 100% of CHC, CP&C and Companion Technologies, Inc. ("CT"), respectively. At September 30, 1996, CHC owned 2,006,442 shares of the Company's outstanding Common Stock and CP&C owned 218,181 shares of the Company's outstanding Common Stock, which in the aggregate is approximately 46% of the Company's outstanding Common Stock.

         The following is a historical summary of BCBS and its subsidiaries' purchases of the Company's common stock.

        DATE                                      NUMBER                TOTAL
      PURCHASED              ENTITY             OF SHARES           PURCHASE PRICE
---------------------    ---------------     -----------------    -------------------
     12/10/93                CHC                 333,333          $     500,000
     06/08/94                CHC                 333,333              1,000,000
     01/16/95                CHC                 470,588              1,000,000
     05/24/95                CHC                 117,647                250,000
     11/03/95                CHC                 218,180                599,995
     12/15/95                CHC                 218,180                599,995
     03/01/96                CHC                 109,091                300,000
     06/04/96                CP&C                218,181                599,998

         Including shares purchased by CHC from third parties, at September 30, 1996, BCBS controls 2,224,623 shares, or approximately 46% of the Company's outstanding Common Stock. The shares acquired by CHC and CP&C from the Company were purchased pursuant to stock purchase agreements and were not registered under the Securities Act of 1933, as amended. CHC and CP&C have the right to require registration of the stock under certain circumstances as described in the agreement. Also, BCBS and its subsidiaries have the option to purchase as many shares of the Company's Common Stock as may be necessary for BCBS to maintain ownership of 47% of the outstanding Common Stock of the Company in the event that the Company issues additional stock to other parties (excluding shares issued to employees or directors of the Company).

         During the Company's fiscal year ended September 30, 1994, UCI-SC purchased a new billing and accounts receivable system from CT for an aggregate purchase price of $504,000. The Company entered into a capital lease agreement for this system, which includes computer equipment. The Company has the option to purchase the equipment at the end of the lease term for $1. The lease obligation recorded at September 30, 1996 is $420,852, which includes lease addenda. Management of the Company believes that the terms of the purchase agreement are no more or less favorable to UCI-SC than the terms that would have been obtainable through arm's-length negotiations with unrelated third parties for a similar billing and accounts receivable system, which includes computer equipment.

         During the Company's fiscal year ended September 30, 1994, UCI-SC entered into an agreement with CP&C pursuant to which UCI-SC, through the P.A., acts as the primary care provider for injured workers of firms carrying worker's compensation insurance through CP&C. Additionally, during the Company's fiscal year ended September 30, 1995, UCI-SC entered into a financing arrangement with CP&C for the purchase of the Doctor's Care - Donaldson facility, which consists of a note payable in monthly installments of $4,546 (including 11% interest) from April 1, 1995 to March 1, 2010, collateralized by certain accounts receivable. Management of the Company believes that the terms of these agreements with CP&C are no more or less favorable to UCI-SC than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar arrangements.

         UCI-SC, through the P.A., provides services to members of a health maintenance organization ("HMO") operated by CHC who have selected the P.A. as their primary care provider. Management of the Company believes that the terms of the agreement with CHC are no more or less favorable to UCI-SC than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar arrangements.

         During the year ended September 30, 1996, BCBS provided a non-interest bearing loan to the Company in the amount of $600,000. At September 30, 1996, the amount outstanding of this loan equaled $600,000. Subsequently in December 1996, this obligation was paid in full. Management of the Company believes that the terms of the arrangement with BCBS were no less favorable to UCI-SC than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar arrangements.

         The employees of the Company are offered health, life, and dental insurance coverage at group rates from BCBS and its subsidiaries. Management of the Company believes that the group rates offered to the employees of the Company are no more or less favorable to the Company than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar services.

         The Company contracts with Adams and Associates for its business owners, workers' compensation and professional liability insurance coverage. Aggregate premiums paid during the fiscal year ended September 30, 1996 in connection with such policies were approximately $125,000. Adams and Associates contracts with CP&C to be the insurance carrier for the Company's workers' compensation insurance coverage. During the fiscal year ended September 30, 1996, Adams and Associates provided short-term financing to the Company for approximately $17,000 in workers' compensation audit premiums. Harold H. Adams, Jr. is the President and owner of Adams and Associates and is also a director of the Company. The Company believes that the terms of its contracts with Adams and Associates are no more or less favorable to the Company than those that would have been obtainable through arm's-length negotiations with unrelated third parties for similar services.


                                  PROPOSAL TWO

                     RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors has appointed the firm of Price Waterhouse LLP as independent auditors to make an examination of the accounts of the Company for the fiscal year ending September 30, 1997, subject to shareholder ratification. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

         A representative of Price Waterhouse LLP is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.


                        CHANGES IN CERTIFYING ACCOUNTANT

         On July 27, 1995, the Company notified Scott and Holloway, LLP (formerly, Moore Kirkland Scott & Beauston) that it would not be retained as the Company's independent accountants for the fiscal year ending September 30, 1995. The Company's decision not to retain Scott and Holloway, LLP was approved by the Board of Directors at a meeting held on

July 26, 1995 and was not the result of any prior, existing or expected disagreement with the Company. The reports of Moore Kirkland Scott & Beauston on the financial statements of the Company for the fiscal years ended September 30, 1994 and 1993 contained no adverse opinion or disclaimer of opinion. The reports were modified because of an uncertainty as to the Company's ability to continue as a going concern as a consequence of losses incurred from continuing operations. In connection with its audits of financial statements of the Company for the fiscal years ended September 30, 1994 and 1993, and the interim period through July 27, 1995, the Company had no disagreement with Moore Kirkland Scott & Beauston on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore Kirkland Scott & Beauston, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the financial statements for such periods.

         Scott and Holloway, LLP has furnished the Company with a letter addressed to the SEC stating that they agree with the statements made by the Company with respect to their dismissal.

         On July 26, 1995, the Company engaged Price Waterhouse LLP as its independent accountants to audit the Company's financial statements for the fiscal year ending September 30, 1995. The decision to engage Price Waterhouse LLP was approved by the Board of Directors of the Company at a meeting held on July 26, 1995. During the Company's fiscal years ended September 30, 1994 and 1993, the Company did not consult with Price Waterhouse LLP regarding any matters (a) which were, or should have been, subject to SAS 50, or (b) concerning the subject matter of a disagreement or reportable event with the Company's former independent accountants (as described in Regulation S-B, Item 304(a)(2)).

                                 OTHER BUSINESS

         The Board of Directors of the Company knows of no other matter to come before the Annual Meeting. However, if any matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment.


                        PROPOSALS FOR 1998 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company by December 11, 1997 for possible inclusion in the proxy material relating to such meeting.

                                  ANNUAL REPORT

                  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED SEPTEMBER 30, 1996, WHICH HAS BEEN FILED WITH THE SEC, IS INCLUDED IN THE COMPANY'S 1996 ANNUAL REPORT TO SHAREHOLDERS WHICH ACCOMPANIES THIS PROXY STATEMENT.


By order of the Board of Directors,

M. F. McFarland, III, M.D.
Chairman of the Board


Columbia, South Carolina
April 14, 1997

********************************************************************************
                                    APPENDIX

                          UCI MEDICAL AFFILIATES, INC.


PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 21, 1997, AT THE ADAM'S MARK HOTEL, 1200 HAMPTON STREET, COLUMBIA, SOUTH CAROLINA AT 10:00 A.M. LOCAL TIME.

          The undersigned hereby appoints Jerry F. Wells, Jr. and Barbara B. Windham, or any of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of UCI Medical Affiliates, Inc., a Delaware corporation, held or owned by the undersigned or standing in the name of the undersigned at the 1997 Annual Meeting of Shareholders of the Company and at any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

1.   Election of Directors:

[  ] FOR all nominees below                      [  ] WITHHOLD AUTHORITY
     (except as marked to the contrary below)         to vote as to all nominees
     (This is considered a vote for all
     nominees.)

     NOTE: To withhold authority to vote for any individual nominee, strike through the nominee's name in the list below:

     Three year term:           M.F. McFarland, III, M.D.
                                Charles M. Potok

2. The ratification of the appointment of Price Waterhouse LLP as independent auditors for the Company for the fiscal year ending September 30, 1997.

FOR  [  ]                    AGAINST  [  ]                   ABSTAIN   [  ]

3. In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

     DATE: ____________________, 1997    ______________________________________
                                                     (Signature)

                                         ______________________________________
                                                     (Signature)

     NUMBER OF SHARES _________          ______________________________________
                                                  (PLEASE PRINT NAME)
                                         (Please sign exactly as shown on
                                         envelope addressed to you. If
                                         securities are jointly owned, each
                                         should sign.)

              THE PROXIES WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" MATTERS (1) AND (2) ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.